Exhibit 99.1

THE WENDY’S COMPANY REPORTS SECOND QUARTER 2025 RESULTS

•	Global systemwide sales were $3.7 billion, a decrease of 1.8%

•	International systemwide sales grew 8.7% with growth across all regions

•	Added 26 net new restaurants and remain on track to deliver full-year net unit growth between 2-3%

•	Reported diluted earnings per share and adjusted earnings per share were $0.29, an increase of 7.4%

•	Returned $88.7 million to shareholders through dividends and share repurchases

•	Updates full-year 2025 outlook

Dublin, Ohio (August 8, 2025) - The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the second quarter ended June 29, 2025.

“In the second quarter we continued to expand our global footprint, adding 44 new restaurants, bringing our total additions to 118 in the first half of the year,” said Ken Cook, Interim CEO. “We’re also encouraged by the strong momentum in our International business, which delivered 8.7% systemwide sales growth in the quarter and continues to offer excellent opportunities for expansion.”

“In the U.S., we have work to do to improve the overall performance of the business. We will continue to strengthen relationships with franchisees, improve the effectiveness of our marketing programs, and elevate the customer experience across the system. I’m confident that increasing our focus in these areas positions the Company for stronger long-term performance.”

Operational Highlights	2024			2025
Second Quarter	US	Intl	Global	US	Intl	Global
Systemwide Sales Growth(1) (2)	1.7%	8.3%	2.6%	(3.3)%	8.7%	(1.8)%
Same-Restaurant Sales Growth(1) (2)	0.6%	2.5%	0.8%	(3.6)%	1.8%	(2.9)%
Systemwide Sales (In US$ Millions)(2) (3)	$3,239.7	$489.5	$3,729.2	$3,131.3	$528.9	$3,660.2
Restaurant Openings - Total / Net	25 / (15)	39 / 28	64 / 13	21 / 9	23 / 17	44 / 26
Quarter End Restaurant Count	6,013	1,248	7,261	5,967	1,367	7,334

Year-to-Date	US	Intl	Global	US	Intl	Global
Systemwide Sales Growth(1) (2)	1.7%	8.5%	2.6%	(3.0)%	8.8%	(1.4)%
Same-Restaurant Sales Growth(1) (2)	0.6%	2.8%	0.9%	(3.2)%	2.1%	(2.5)%
Systemwide Sales (In US$ Millions)(2) (3)	$6,233.7	$943.5	$7,177.2	$6,047.4	$1,002.1	$7,049.5
Restaurant Openings - Total / Net	43 / (17)	56 / 38	99 / 21	49 / 34	69 / 60	118 / 94

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	Second Quarter			Year-to-Date
	2024	2025	B / (W)	2024	2025	B / (W)
($ In Millions Except Per Share Amounts)	(Unaudited)
Total Revenues	$570.7	$560.9	(1.7)%	$1,105.5	$1,084.4	(1.9)%
Adjusted Revenues(1)	$455.7	$449.6	(1.3)%	$885.5	$872.7	(1.4)%
U.S. Company-Operated Restaurant Margin	16.5%	16.2%	(0.3)%	15.9%	15.6%	(0.3)%
General and Administrative Expense	$61.5	$59.5	3.3%	$125.3	$127.7	(1.9)%
Operating Profit	$99.5	$104.3	4.8%	$180.7	$187.4	3.7%
Net Income	$54.6	$55.1	0.9%	$96.6	$94.3	(2.4)%
Adjusted EBITDA(1)	$143.1	$146.6	2.5%	$270.9	$271.2	0.1%
Reported Diluted Earnings Per Share	$0.27	$0.29	7.4%	$0.47	$0.48	2.1%
Adjusted Earnings Per Share(1)	$0.27	$0.29	7.4%	$0.51	$0.49	(3.9)%
Cash Flow from Operations				$145.5	$146.0	0.3%
Free Cash Flow(1) (2)				$112.9	$109.5	(3.0)%

(1)  See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of the non-GAAP financial measures included in this release.

(2)  Beginning with the three months ended March 30, 2025, the Company modified its definition of free cash flow to reflect expenditures related to its franchise development fund. The prior period has been revised to conform to the current year presentation.

Second Quarter Financial Highlights

Systemwide Sales Growth

Global systemwide sales declined due to lower same-restaurant sales in the U.S. segment, partially offset by contributions from net new restaurant openings and same-restaurant sales growth in the International segment.

Total Revenues

The decrease in total revenues resulted primarily from lower U.S. Company-operated restaurant sales, lower franchise royalty revenue, and lower advertising funds revenue.

U.S. Company-Operated Restaurant Margin

The decrease in U.S. Company-operated restaurant margin was primarily due to commodity inflation, labor rate inflation, and a decline in traffic, partially offset by labor efficiencies and an increase in average check.

General and Administrative Expense

The decrease in general and administrative expense was primarily due to a lower incentive compensation accrual, partially offset by an increase in employee compensation and benefits, including investments in resources to support technology and operations initiatives.

Operating Profit

The increase in operating profit was primarily due to a decrease in the Company’s investment in advertising spend, lower reorganization and realignment costs, and lower general and administrative expense. These were partially offset by a decrease in franchise royalty revenue and a decrease in U.S. Company-operated restaurant margin.

Net Income

Net income increased primarily due to an increase in operating profit, partially offset by a decrease in other income.

Adjusted EBITDA

The increase in adjusted EBITDA was primarily driven by a decrease in the Company’s investment in advertising spend, lower general and administrative expense and higher net franchise fees. These were partially offset by a decrease in franchise royalty revenue and a decrease in U.S. Company-operated restaurant margin.

Adjusted Earnings Per Share

The increase in adjusted earnings per share was primarily driven by fewer shares outstanding as result of the Company’s share repurchase program and the increase in adjusted EBITDA, partially offset by a decrease in other income.

Company Declares Quarterly Dividend

The Company announced today the declaration of its regular quarterly cash dividend of $0.14 per share. The dividend is payable on September 16, 2025, to shareholders of record as of September 2, 2025.

Share Repurchases

The Company repurchased 4.8 million shares for $61.9 million in the second quarter of 2025. In the third quarter of 2025, the Company has repurchased 0.8 million shares for $8.8 million through August 1. As of August 1, approximately $40.2 million remained available under the Company’s existing share repurchase authorization that expires in February 2027.

2025 Outlook

The Company Reaffirms:

Global net unit growth: 2 to 3 percent

Capital expenditures and franchise development fund investments: $165 to $175 million

The Company Now Expects:

	Current	Previous
Global systemwide sales growth	(5.0) to (3.0) percent	(2.0) percent to flat
Adjusted earnings per share	$0.82 to $0.89	$0.92 to $0.98
Adjusted EBITDA	$505 to $525 million	$530 to $545 million
Free cash flow, excluding expenditures related to the franchise development fund	$225 to $240 million	$250 to $270 million
Free cash flow	$160 to $175 million	$185 to $205 million

As previously disclosed, the Company modified its definition of free cash flow to reflect expenditures related to its franchise development fund beginning with its first quarter 2025 results.

Conference Call and Webcast Scheduled for 8:30 a.m. Today, August 8

The Company will host a conference call on Friday, August 8 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (844) 200-6205 for domestic callers and (929) 526-1599 for international callers, both using event ID 14129. A replay of the webcast will be available on the Company’s Investor Relations website.

About Wendy’s

The Wendy’s Company (Nasdaq: WEN) and Wendy’s® franchisees employ hundreds of thousands of people across more than 7,000 restaurants worldwide. Founded in 1969, Wendy’s is committed to the promise of Fresh Famous Food, Made Right, For You, delivered to customers through its craveable menu including made-to-order square hamburgers using fresh beef*, and fan favorites like the Spicy Chicken Sandwich and nuggets, Baconator®, and the Frosty® dessert. Wendy’s supports the Dave Thomas Foundation for Adoption®, established by its founder, which seeks to dramatically increase the number of adoptions of children waiting in North America’s foster care system. Learn more about Wendy’s at www.wendys.com. For details on franchising, visit www.wendys.com/franchising. Connect with Wendy’s on X, Instagram and Facebook.

*Fresh beef available in the contiguous U.S. and Alaska, as well as Canada, Mexico, Puerto Rico, the UK, and other select international markets.

Investor Contact:

Aaron Broholm

Head of Investor Relations

(614) 764-3345; aaron.broholm@wendys.com

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the impact of competition or poor customer experiences at Wendy’s restaurants; (2) adverse economic conditions or disruptions, including in regions with a high concentration of Wendy’s restaurants; (3) changes in discretionary consumer spending and consumer tastes and preferences; (4) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (5) the effectiveness of the Company’s marketing and advertising programs and new product development; (6) the Company’s ability to manage the impact of social or digital media; (7) the Company’s ability to protect its intellectual property; (8) food safety events or health concerns involving the Company’s products; (9) our ability to deliver global sales growth and maintain or grow market share across our dayparts; (10) the Company’s ability to achieve its growth strategy through new restaurant development; (11) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (12) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (13) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (14) changes in commodity and other operating costs; (15) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (16) the impact of increased labor costs or labor shortages; (17) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership and organizational structure; (18) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (19) the Company’s dependence on computer systems and information technology, including risks associated with the failure or interruption of its systems or technology or the occurrence of cyber incidents or deficiencies; (20) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (21) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (22) risks associated with complaints and litigation, compliance with legal and regulatory requirements and an increased focus on environmental, social and governance issues; (23) risks associated with the availability and cost of insurance, changes in accounting standards, the recognition of impairment or other charges, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (24) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; (25) risks associated with the Company’s predominantly franchised business model; and (26) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow.

The Company uses adjusted revenue, adjusted EBITDA and adjusted earnings per share as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA is also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA and adjusted earnings per share provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, and adjusted earnings per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures, (ii) expenditures related to the Company’s franchise development fund and (iii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items to the extent identified in the reconciliation tables that accompany this release. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

In addition, this release includes forward-looking projections for certain non-GAAP financial measures, including adjusted EBITDA, adjusted earnings per share and free cash flow. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share and free cash flow, such as the impact from our advertising funds, including the net change in the restricted operating assets and liabilities and any excess or deficit of advertising fund revenues over advertising fund expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization gains, net, amortization of cloud computing arrangements, gain on early extinguishment of debt, net, and the timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share or net cash provided by operating activities, or a reconciliation of those projected measures.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Argentina due to the highly inflationary economy of that country.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

U.S. Company-operated restaurant margin is defined as sales from U.S. Company-operated restaurants less cost of sales divided by sales from U.S. Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs. Cost of sales excludes certain costs that support restaurant operations that are not allocated to individual restaurants, which are included in “General and administrative.” Cost of sales also excludes depreciation and amortization expense and impairment of long-lived assets. Therefore, as restaurant margin as presented excludes certain costs as described above, its usefulness may be limited and may not be comparable to other similarly titled measures of other companies in our industry.

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Six Month Periods Ended June 30, 2024 and June 29, 2025

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	2024	2025	2024	2025
Revenues:
Sales	$237,355	$232,853	$462,678	$452,363
Franchise royalty revenue	136,318	132,233	261,998	253,908
Franchise fees	21,352	24,067	42,172	47,540
Franchise rental income	60,638	60,411	118,624	118,865
Advertising funds revenue	115,064	111,365	220,008	211,725

	570,727	560,929	1,105,480	1,084,401

Costs and expenses:
Cost of sales	199,886	196,521	391,999	384,690
Franchise support and other costs	16,222	17,069	30,964	33,665
Franchise rental expense	32,390	32,630	64,168	63,331
Advertising funds expense	120,817	111,374	228,191	212,902
General and administrative	61,496	59,485	125,253	127,689
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	37,492	36,990	73,010	73,539
Amortization of cloud computing arrangements	3,519	4,056	7,061	8,223
System optimization gains, net	(280)	(387)	(153)	(297)
Reorganization and realignment costs	2,452	174	8,125	(518)
Impairment of long-lived assets	689	1,686	2,695	3,107
Other operating income, net	(3,463)	(2,929)	(6,496)	(9,316)

	471,220	456,669	924,817	897,015

Operating profit	99,507	104,260	180,663	187,386
Interest expense, net	(30,995)	(30,945)	(61,530)	(62,422)
Investment income (loss), net	11	—	11	(1,718)
Other income, net	6,300	2,585	13,136	7,571

Income before income taxes	74,823	75,900	132,280	130,817
Provision for income taxes	(20,180)	(20,790)	(35,644)	(36,475)

Net income	$54,643	$55,110	$96,636	$94,342

Basic and diluted net income per share	$.27	$.29	$.47	$.48
Number of shares used to calculate basic income per share	204,919	191,949	205,145	196,296

Number of shares used to calculate diluted income per share	206,185	192,714	206,578	197,166

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 29, 2024 and June 29, 2025

(In Thousands Except Par Value)

(Unaudited)

	December 29, 2024	June 29, 2025
ASSETS
Current assets:
Cash and cash equivalents	$450,512	$281,226
Restricted cash	34,481	33,995
Accounts and notes receivable, net	99,926	115,084
Inventories	6,529	6,314
Prepaid expenses and other current assets	45,563	52,693
Advertising funds restricted assets	99,129	111,134

Total current assets	736,140	600,446
Properties	907,787	915,662
Finance lease assets	244,954	257,085
Operating lease assets	679,777	667,970
Goodwill	771,468	772,827
Other intangible assets	1,192,264	1,176,105
Investments	29,006	27,092
Net investment in sales-type and direct financing leases	288,048	286,678
Other assets	185,399	190,283

Total assets	$5,034,843	$4,894,148

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$78,163	$78,505
Current portion of finance lease liabilities	22,509	24,234
Current portion of operating lease liabilities	50,068	51,293
Accounts payable	28,455	26,645
Accrued expenses and other current liabilities	118,224	123,785
Advertising funds restricted liabilities	100,212	110,758

Total current liabilities	397,631	415,220
Long-term debt	2,662,130	2,650,907
Long-term finance lease liabilities	575,363	593,553
Long-term operating lease liabilities	704,333	689,724
Deferred income taxes	263,420	265,430
Deferred franchise fees	88,387	88,396
Other liabilities	84,227	78,030

Total liabilities	4,775,491	4,781,260
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 203,834 and 191,345 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,982,102	2,988,265
Retained earnings	399,700	417,765
Common stock held in treasury, at cost; 266,590 and 279,079 shares, respectively	(3,094,739)	(3,277,648)
Accumulated other comprehensive loss	(74,753)	(62,536)

Total stockholders’ equity	259,352	112,888

Total liabilities and stockholders’ equity	$5,034,843	$4,894,148

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Six Month Periods Ended June 30, 2024 and June 29, 2025

(In Thousands)

(Unaudited)

	Six Months Ended
	2024	2025
Cash flows from operating activities:
Net income	$96,636	$94,342
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	73,010	73,539
Amortization of cloud computing arrangements	7,061	8,223
Share-based compensation	11,677	10,704
Impairment of long-lived assets	2,695	3,107
Deferred income tax	(104)	822
Non-cash rental expense, net	21,120	21,406
Change in operating lease liabilities	(24,273)	(24,482)
Net receipt of deferred vendor incentives	5,533	8,421
System optimization gains, net	(153)	(297)
Distributions received from joint ventures, net of equity in earnings	1,146	1,679
Long-term debt-related activities, net	3,738	3,744
Cloud computing arrangements expenditures	(6,878)	(9,335)
Changes in operating assets and liabilities and other, net	(45,745)	(45,865)

Net cash provided by operating activities	145,463	146,008

Cash flows from investing activities:
Capital expenditures	(34,465)	(39,050)
Franchise development fund	(11,477)	(16,518)
Dispositions	601	1,355
Notes receivable, net	1,383	1,949

Net cash used in investing activities	(43,958)	(52,264)

Cash flows from financing activities:
Proceeds from long-term debt	—	23,500
Repayments of long-term debt	(14,625)	(23,125)
Repayments of finance lease liabilities	(10,336)	(10,666)
Repurchases of common stock	(34,248)	(186,516)
Dividends	(102,626)	(76,243)
Proceeds from stock option exercises	2,098	1,717
Payments related to tax withholding for share-based compensation	(2,645)	(1,354)

Net cash used in financing activities	(162,382)	(272,687)

Net cash used in operations before effect of exchange rate changes on cash	(60,877)	(178,943)
Effect of exchange rate changes on cash	(3,298)	5,437

Net decrease in cash, cash equivalents and restricted cash	(64,175)	(173,506)
Cash, cash equivalents and restricted cash at beginning of period	588,816	503,608

Cash, cash equivalents and restricted cash at end of period	$524,641	$330,102

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Six Month Periods Ended June 30, 2024 and June 29, 2025

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	2024	2025	2024	2025
Net income	$54,643	$55,110	$96,636	$94,342
Provision for income taxes	20,180	20,790	35,644	36,475

Income before income taxes	74,823	75,900	132,280	130,817
Other income, net	(6,300)	(2,585)	(13,136)	(7,571)
Investment (income) loss, net	(11)	—	(11)	1,718
Interest expense, net	30,995	30,945	61,530	62,422

Operating profit	99,507	104,260	180,663	187,386
Plus (less):
Advertising funds revenue	(115,064)	(111,365)	(220,008)	(211,725)
Advertising funds expense (a)	114,810	111,225	219,547	211,441
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	37,492	36,990	73,010	73,539
Amortization of cloud computing arrangements	3,519	4,056	7,061	8,223
System optimization gains, net	(280)	(387)	(153)	(297)
Reorganization and realignment costs	2,452	174	8,125	(518)
Impairment of long-lived assets	689	1,686	2,695	3,107

Adjusted EBITDA	$143,125	$146,639	$270,940	$271,156

Revenues	$570,727	$560,929	$1,105,480	$1,084,401
Less:
Advertising funds revenue	(115,064)	(111,365)	(220,008)	(211,725)

Adjusted revenues	$455,663	$449,564	$885,472	$872,676

(a)

Excludes advertising funds expense of $5,687 and $8,174 for the three and six months ended June 30, 2024, respectively, and $183 and $342 for the three and six months ended June 29, 2025, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising (deficit) surplus of $(320) and $(470) for the three and six months ended months ended June 30, 2024, respectively, and $34 and $(1,119) for the three and six months ended June 29, 2025, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three and Six Month Periods Ended June 30, 2024 and June 29, 2025

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	2024	2025	2024	2025
Net income	$54,643	$55,110	$96,636	$94,342

Plus (less):
Advertising funds revenue	(115,064)	(111,365)	(220,008)	(211,725)
Advertising funds expense (a)	114,810	111,225	219,547	211,441
System optimization gains, net	(280)	(387)	(153)	(297)
Reorganization and realignment costs	2,452	174	8,125	(518)
Impairment of long-lived assets	689	1,686	2,695	3,107

Total adjustments	2,607	1,333	10,206	2,008
Income tax impact on adjustments (b)	(604)	(371)	(2,248)	(580)

Total adjustments, net of income taxes	2,003	962	7,958	1,428

Adjusted income	$56,646	$56,072	$104,594	$95,770

Diluted earnings per share	$.27	$.29	$.47	$.48
Total adjustments per share, net of income taxes	—	—	.04	.01

Adjusted earnings per share	$.27	$.29	$.51	$.49

(a)

Excludes advertising funds expense of $5,687 and $8,174 for the three and six months ended June 30, 2024, respectively, and $183 and $342 for the three and six months ended June 29, 2025, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising (deficit) surplus of $(320) and $(470) for the three and six months ended June 30, 2024, respectively, and $34 and $(1,119) for the three and six months ended June 29, 2025, respectively.

(b)	Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Six Month Periods Ended June 30, 2024 and June 29, 2025

(In Thousands)

(Unaudited)

	Six Months Ended
	2024	2025
Net cash provided by operating activities	$145,463	$146,008
Plus (less):
Capital expenditures	(34,465)	(39,050)
Franchise development fund	(11,477)	(16,518)
Advertising funds impact (a)	13,353	19,065

Free cash flow	$112,874	$109,505

(a)

Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net,” and the excess of advertising funds expense over advertising funds revenue, which is included in “Net income.”